EXHIBIT 5.1



                                 Law Offices of
                             ERIC P. LITTMAN, P.A.
                             7695 S.W. 104th STREET
                                   Suite 210
                                Miami, FL 33156

                                                    Telephone: (305) 663-3333
                                                    Facsimile:   (305) 668-0003


                                October 17, 2002




The Neptune Society, Inc.
3500 W. Olive
Suite 1430
Burbank, CA 91505

     Re: Registration Statement on Form S-1 for Selling Shareholders

Ladies and Gentlemen:

We have acted as special counsel to The Neptune Society, Inc., a Florida corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") to be filed on or about October 17, 2002, relating to the resale of an aggregate of up to 4,852,281 Company common shares (the "Shares") by certain selling shareholders. The Shares were issued or are to be issued by the Company and offered for resale by the following selling shareholders: 1,231,565 shares by CapEx, L.P., including 165,738 shares of common stock owned of record directly, 30,000 shares of common stock acquirable upon the exercise of warrants and 1,035,827 shares of common stock acquirable upon conversion of convertible debentures; 821,043 shares by D.H. Blair Investment Banking Corp., including 113,242 shares of common stock owned of record directly, 20,000 shares of common stock acquirable upon the exercise of warrants and 690,551 shares of common stock acquirable upon conversion of convertible debentures; 311,448 shares by Green Leaf Investors I, LLC, including 303,948 shares of common stock owned of record directly, 7,500 shares of common stock acquirable upon the exercise of warrants; 174,301 shares of common stock owned of record directly by The Apogee Companies, Inc.; 1,091,203 shares by CCD Consulting Commerce Distribution AG, including 257,870 shares of common stock owned of record directly, and 833,333 shares of common stock acquirable upon conversion of convertible debentures; 199,074 shares of common stock owned of record directly by Crystal Overseas Trading, Inc.; 174,537 shares of common stock owned of record directly by Partner Marketing, AG; 199,074 shares of common stock owned of record directly by Hans Schopper; 199,074 shares of common stock owned of record directly by Seloz Gestion & Finance, SA.; 162,037 shares of common stock owned of record directly by Syrah Invest Corp; 131,019 shares of common stock owned of record directly by Turf Holding Inc.; 149,537 shares of common stock owned of record directly by Thomas Christen; 6,250 shares of common stock owned of record directly by Barry Main; and 2,118 shares of common stock owned of record directly by Douglas Irving.

The Neptune Society, Inc.
October 17, 2002
Page 2



We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action
(corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares to be issued to the Selling Shareholders under the terms of the Instruments have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Instruments as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Our opinions  expressed  above are limited to the Florida  Business  Corporation
Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,



/s/Eric P. Littman
-------------------------
Eric P.  Littman